EXHIBIT 107

Calculation of Filing Fee Tables

F-1MEF

(Form Type)

3 E Network Technology Group Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered		Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Class A Ordinary Shares, par value $0.0001 per share(1)	457(a)	(3)	57,500	(4)	$6.00	$345,000	0.00015310	$52.82
	Equity	Class A Ordinary Shares, par value $0.0001 per share underlying underwriter’s warrants(2)	457(a)	(3)	2,875	(4)	$6.00	$17,250	0.00015310	$2.64
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts							$362,250		$55.46
	Total Fees Previously Paid									$3,208.09
	Total Fee Offsets									$55.46
	Net Fee Due									$0.00

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed		Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	3 E Network Technology Group Limited	F-1	333-276180	December 21, 2023		$55.46	(5)
Fee Offset Sources	3 E Network Technology Group Limited	F-1	333-276180		December 21, 2023							$3,208.09	(5)
Rule 457(p)
Fee Offset Claims
Fee Offset Sources

(1)	This includes Class A Ordinary Shares that the underwriters have the option to purchase to cover over-allotments, if any. Pursuant to Rule 416(a) promulgated under the U.S. Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.
(2)	We have agreed to issue to the underwriters warrants to purchase Class A Ordinary Shares equal to 5% of the total number of Class A Ordinary Shares sold in the offering, exercisable upon the closing of the offering, at a price of 100% of the public offering price of the Class A Ordinary Shares offered in this offering.
(3)	The registration fee for securities is based on an estimate of the Proposed Maximum Aggregate Offering Price of the securities, assuming the sale of the Class A Ordinary Shares at the expected offering price, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(a).
(4)

This number represents only the additional number of Class A Ordinary Shares being registered hereby and does not include the securities that the Registrant previously registered on the registration statement on Form F-1 (Registration No. 333-276180) (the “Prior Registration Statement”), which was declared effective on December 20, 2024.

(5)	In connection with the filing of the Prior Registration Statement, the Registrant made a contemporaneous registration fee payment in the amount of US$3,208.09. As disclosed in the Prior Registration Statement, securities having an aggregate offering price of US$8,694,000 have been registered with US$1,283.23 filing fees offset therein. As a result, as of the date of this registration statement, a filing fee offset of US$1,924.86 remains available to offset the current filing fee. Pursuant to Rule 457(b) under the Securities Act, the Registrant is offsetting the filing fee under this registration statement by US$55.46, with US$1,869.40 remaining to be applied to future filings from this fee offset source.